Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-199692) pertaining to the 2014 Long-Term Incentive Compensation Plan of Investar Holding Corporation,

(2)	Registration Statement (Form S-8 No. 333-201880) pertaining to 401(k) Plan of Investar Holding Corporation,

(3)	Registration Statement (Form S-8 No. 333-218231) pertaining to 2017 Long-Term Incentive Compensation Plan of Investar Holding Corporation;

(4)	Registration Statement (Form S-3 No. 333-215238),

(5)	Registration Statement (Form S-3MEF No. 333-216851),

(6)	Registration Statement (Form S-4 No. 333-228621), and

(7)	Registration Statement (Form S-3 No. 333-236315)

of our reports dated March 13, 2020, with respect to the consolidated financial statements of Investar Holding Corporation, and the effectiveness of internal control over financial reporting of Investar Holding Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

New Orleans, Louisiana
March 13, 2020